UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 19, 2005

MCLEODUSA INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-20763	42-1407240
(Commission File Number)	(IRS Employer Identification No.)

McLeodUSA Technology Park
4200 C. Street SW, P.O. Box 3177
Cedar Rapids, IA	52406-3177
(Address of Principal Executive Offices)	(Zip Code)

(319) 364-0000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01              REGULATION FD DISCLOSURE

On October 19, 2005, McLeodUSA Incorporated (“the Company”) issued a press release, which is attached hereto as Exhibit 99.1, announcing that it has begun the solicitation process for approval from the Company’s lenders for a restructuring of its approximately $777.3 million in bank debt plus accrued interest.  In order to seek the approval of the restructuring plan from its lenders, the Company is distributing certain solicitation materials to its lenders, dated October 19, 2005, including a copy of the Joint Prepackaged Plan of Reorganization, which is attached hereto as Exhibit 99.2.  If the required approvals are received, the restructuring will be accomplished through a prepackaged plan of reorganization for the Company and its subsidiaries pursuant to a Chapter 11 bankruptcy filing.  All of the Company’s existing Preferred Stock and Common Stock will be cancelled, and holders of that stock will have no recovery.

ITEM 9.01              FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
99.1	Press Release, dated October 19, 2005

99.2	Joint Prepackaged Plan of Reorganization of McLeodUSA Incorporated and its Affiliate Debtors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934,  the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCLEODUSA INCORPORATED

Dated: October 19, 2005	By:	/s/ James E. Thompson
	Name:	James E. Thompson
	Title:	Group Vice President and
General Counsel and
Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated October 19, 2005

99.2	Joint Prepackaged Plan of Reorganization of McLeodUSA Incorporated and its Affiliate Debtors